Exhibit 99.1

Carriage Services Announces Election of Somer Webb to Board of Directors

HOUSTON – July 5, 2023 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) announced today that its Board of Directors (the “Board”) has elected Somer Webb as an independent director, effective immediately. Ms. Webb, 44, will serve as the Chair of the Board’s Compensation Committee and as a member of the Board’s Audit and Corporate Governance Committees. Following the appointment of Ms. Webb, the Board will comprise seven directors, five of whom are independent.

“The addition of Somer Webb to Carriage’s Board of Directors is consistent with our commitment to listen to feedback from our shareholders and take steps to enhance our corporate governance,” said Carriage’s Executive Chairman Mel Payne. “Somer’s prior experience with a number of well-respected public companies in the consumer services space will be highly beneficial for our Board and management team as we continue to focus on driving shareholder value.”

Ms. Webb has extensive experience in financial planning and analysis, M&A, and driving organic growth through business intelligence insights. She currently serves as the Chief Financial Officer of Solo Brands, a public company focused on outdoor and lifestyle products for consumers. Ms. Webb previously served as the Chief Financial Officer of Worldwide Express, a technology driven third-party logistics company. She also has extensive executive experience at public companies including DaVita Inc., PepsiCo, Southwest Airlines, and Amazon. Ms. Webb earned a B.B.A. in Management Information Systems from Baylor University and an MBA from the University of Texas at Arlington.

“I’m looking forward to joining the Board and learning more about Carriage’s unique culture and operating model and helping to identify additional ways to create value for shareholders,” said Ms. Webb. “My experience and skillset are well aligned with the Company’s vision for the future.”

About Carriage Services

Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 173 funeral homes in 26 states and 32 cemeteries in 11 states.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company include, but are not limited to, statements regarding any projections of future performance; any statements of the plans, strategies and objectives related to governance improvement plans and related expectations, including, but not limited to, recruitment of new board of director members; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us, which we believe are reasonable. However, many important factors, as identified and discussed under “Cautionary Note” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other public filings and press releases, could cause the Company’s results or expectations in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.

Contacts

Investor Inquiries
InvestorRelations@carriageservices.com